Contact: Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus to Restate Financial Results for Prior Periods

HERNDON, VA – May 31, 2012 – ePlus inc. (NASDAQ NGS: PLUS – news) today announced that the Company will restate its consolidated financial statements for the fiscal years ended March 31, 2010 and 2011, and the quarterly financial statements for the three quarters ended June 30, September 30, and December 31, 2011 and all of the quarters in the fiscal year ended March 31, 2011.  For the periods affected by the restatement, the Company’s restated financial statements will report revenues from the sale of third party software assurance, maintenance and services on a net basis rather than on a gross basis, as previously reported. The Company expects that the correction of this error will have no effect on its previously reported earnings, earnings per share, or consolidated statements of cash flows.  Additionally, the Company has identified an unrelated error in connection with lease revenue reported prior to 2010 that will have an immaterial effect on its previously reported consolidated balance sheets and consolidated statements of stockholders’ equity.

In each fiscal year during the restatement period, the Company expects the effect of the gross vs. net revenue accounting change to decrease previously reported “sales of product and services”  and “cost of sales, products and services.”  As a result of the reporting change to a net basis, the Company also expects gross profit to remain unchanged and gross margin to increase.  The Company expects its financial results for the quarter ended March 31, 2012 to reflect similar revenue and cost of sales adjustments.

Presentation of Sales of Third Party Software Assurance, Maintenance and Services

During the preparation of its financial statements for the fiscal year ended March 31, 2012, and after discussions with Deloitte & Touche LLP, its independent registered public accounting firm, the Company reassessed the presentation of sales of third party software assurance, maintenance and services and, after giving further consideration with respect to gross vs. net reporting, concluded that these transactions should be presented on a net basis. The Company previously presented these transactions consistent with its revenue recognition policy, originally implemented during fiscal year 2006, on a gross basis, primarily as a result of the Company’s determination that it was acting as a principal in these arrangements as the customer contracts are with ePlus and not with third party service providers.  However, it has recently been determined that ePlus should be considered as an agent in these transactions because third party service providers are responsible for the day to day provision of services under these contracts.  This change in the determination of that status results in a different accounting treatment of the revenue resulting from the sale of such third party software assurance, maintenance and services, requiring the revenue to be reported net of the associated cost of the underlying contracts with the third party service providers.

Under net sales recognition, the cost paid to a third party service provider is recorded as a reduction to sales of related products and services, resulting in net sales being equal to the gross profit on a transaction. The Company does not expect any changes to earnings before provision for income tax, net earnings, or net earnings per common share or consolidated statements of cash flows.  In addition, the Company expects that the changes to the consolidated balance sheets and consolidated statements of stockholders’ equity will be immaterial.  The restatement will not have any impact on the Company’s underlying agreements with, or obligations to, its customers and third party service providers, nor will the restatement affect the amount that the Company invoices its customers.

Restatement

As a result of the foregoing, on May 24, 2012, the Audit Committee of the Company’s Board of Directors concluded, in consultation with and upon the recommendation of the Company’s management, and after consulting with outside advisors, that investors should no longer rely upon the Company’s previously issued financial statements and related audit reports of its independent registered public accounting firm, Deloitte & Touche LLP, for the restatement period identified above.  The Company expects to file restated financial statements as described below to correct the Company’s presentation of sales of third party software assurance, maintenance and services. The Audit Committee and management have discussed these matters with the Company’s independent registered public accounting firm.

Until the restatement is complete, the expected effects of the restatement are subject to change.  It is possible that additional issues may be identified during the course of the review and audit processes.  Any additional items that may be identified during the completion of the review and audit process could be material to the Company’s financial condition and results of operations for the years ended March 31, 2010 and 2011, and each of the three quarters ended December 31, 2011 and each of the quarters in fiscal year ended March 31, 2011.

Management is continuing to assess the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures.  Management will report its conclusion on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.

As soon as practicable, the Company intends to file its Annual Report on Form 10-K for the year ended March 31, 2012, which will include restated audited financial statements for the years ended March 31, 2010 and 2011, for each of the three quarters ended December 31, 2011 and for each of the quarters in the fiscal year ended March 31, 2011. The Company will also include in the Form 10-K restated selected financial data for the years ended March 31, 2008 through 2011.

About ePlus inc.

ePlus is a leading provider of technology solutions. ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, managed and professional services, flexible lease financing, proprietary software, and patented business methods and systems.  Founded in 1990, ePlus has more than 800 associates serving federal, state, municipal, and commercial customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical facts may be deemed to be "forward-looking statements" including the expected effects of the restatement.  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, unanticipated accounting issues or audit issues regarding the financial data for the periods to be restated or adjusted; inability of the Company or its independent registered public accounting firm to confirm relevant information or data; unanticipated issues that could prevent or delay the Company’s independent registered public accounting firm from concluding the audit or requiring additional efforts, procedures or review; the Company’s ability to design, improve or remediate, as necessary, internal controls to address identified issues; possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry.